Life Care Medical Devices Limited

(A Development Stage Company)

Financial Statements March 31, 2012 and 2011

Life Care Medical Devices Limited

(A Development Stage Company)

Index to the Financial Statements

and

Report of Independent Registered Public Accounting Firm

Years Ended March 31, 2012 and 2011

Page

Report of Independent Registered Public Accounting Firm	1
Financial Statements
Balance Sheets	2
Statements of Operations	3
Statement of Changes in Stockholders' Deficit	4
Statements of Cash Flows	5
Notes to the Financial Statements	6-11

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Life Care Medical Devices Limited

We have audited the accompanying balance sheets of Life Care Medical Devices Limited (a development stage company) as of March 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended March 31, 2012, the period from July 23, 2010 (date of inception) to March 31, 2011, and the period from July 23, 2010 (date of inception) to March 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Care Medical Devices Limited as of March 31, 2012 and 2011, and its results of operations and cash flows for the year ended March 31, 2012, the period from July 23, 2010 (date of inception) to March 31, 2011, and the period from July 23, 2010 (date of inception) to March 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit and negative cash flows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ CohnReznick LLP

Roseland, New Jersey

January 23, 2013

Life Care Medical Devices Limited

(A Development Stage Company)

Balance Sheets

	March 31,
	2012	2011

Assets

Current Assets
Cash	$13,960	$-
Prepaid Expenses – Related party	20,000	-

Total Current Assets	33,960	-

Total Assets	$33,960	$-

Liabilities and Stockholders’ Deficit

Current Liabilities
Accrued Expenses	$35,471	$110
Debt, net of debt discount of $6,076	143,924	-

Total Current Liabilities	179,395	-

Debt, net of current portion	90,310	-

Total Liabilities	269,705	110

Commitments

Stockholders’ Deficit

Common Stock, HK $0.0025 ($0.0003 USD) par value; 5,000,000 shares
authorized, 4,055,381 and 100 shares issued and outstanding, respectively	1,217	-

Additional Paid in Capital	398,783	-
Deficit accumulated during the development stage	(635,745)	(110)

Total Stockholders’ Deficit	(235,745)	(110)

Total Liabilities and Stockholders’ Deficit	$33,960	$-

See accompanying notes to these financial statements.

2

Life Care Medical Devices Limited

(A Development Stage Company)

Statements of Operations

		Period from July 23, 2010	Period from July 23, 2010
	Year Ended March 31,	(Date of Inception) to	(Date of Inception) to
	2012	March 31, 2011	March 31, 2012

Operating Expenses
Selling, General and Administrative	$500,840	$110	$500,950
Research and Development	77,700		77,700

Loss from Operations	(578,540)	(110)	(578,650)

Other Expense

Interest Expense	57,095	-	57,095

Net Loss	$(635,635)	$(110)	$(635,745)

Net loss per share – basic and diluted	$(0.24)	$(1.10)

Weighted average shares outstanding – basic and diluted	2,696,268	100

See accompanying notes to these financial statements.

3

Life Care Medical Devices Limited

(A Development Stage Company)

Statement of Changes in Stockholders’ Deficit

			Deficit
			Accumulated
			During the	Additional	Total
	Common Stock		Development	Paid In	Stockholders’
	Shares	Amount	Stage	Capital	Deficit

Balance at July 23, 2010 (Date of Inception)	-	$-	$-	$-	$-

Issuance of Founders shares on July 31, 2010	100	-	-	-	-

Net Loss	-	-	(110)	-	(110)

Balance at March 31, 2011	100	-	(110)	-	(110)

Issuance of Founders shares	3,639,900	1,092	-	(1,092)	-

Nov. 2011 sale of stock @ $0.83333/share	300,000	90	-	249,910	250,000

Jan. 2012 issuance of stock @ $0.83333/share	60,000	18	-	49,982	50,000

Mar. 2012 sale of stock @ $1.8057/share	55,381	17	-	99,983	100,000

Net Loss	-	-	(635,635)	-	(635,635)

Balance at March 31, 2012	4,055,381	$1,217	$(635,745)	$398,783	$(235,745)

See accompanying notes to these financial statements.

4

Life Care Medical Devices Limited

(A Development Stage Company)

Statements of Cash Flows

		Period from July 23, 2010	Period from July 23, 2010
	Year Ended March 31,	(Date of Inception) to	(Date of Inception) to
	2012	March 31, 2011	March 31, 2012
Cash Flows from Operating Activities
Net Loss	$(635,635)	$(110)	$(635,745)
Adjustments to Reconcile Net Loss to Net Cash used
in Operating Activities
Amortization of debt discount	43,924	-	43,924
Increase (Decrease) in Cash Attributable to Changes
in Operating Assets and Liabilities:
Prepaid expenses	(20,000)	-	(20,000)
Accrued expenses	35,361	110	35,471
Net cash used in operating activities	(576,350)	-	(576,350)

Cash Flows from Financing Activities
Proceeds from borrowings under notes payable	190,310	-	190,310
Proceeds from issuance of shares	400,000	-	400,000
Net cash provided by financing activities	590,310	-	590,310

Net increase in cash and cash equivalents	13,960	-	13,960

Cash
Beginning of period	-
End of period	$13,960	$-	$13,960

See accompanying notes to these financial statements.

5

Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Life Care Medical Devices Limited (the "Company") is a Hong Kong registered, U.S. managed medical device company. The Company is a development stage company as defined in the Accounting Standards Codification ("ASC") Topic 915 "Development Stage Entities." The Company is devoting substantially all of its present efforts to establishing its business. Its planned principal operations have not commenced and, accordingly, no revenue has been derived there from. It owns intellectual property that it is marketing in varying stages worldwide. The first product is KeyHole Cup device for use in Laparoscopic surgery. The second proprietary medical device is the EPIOS Pain Management System, which addresses the largest segment in healthcare, pain relief.

The Company was founded in Hong Kong on July 23, 2010 to establish a medical device operating entity for the production and distribution of device technology licensed by Medical Device International Ltd. (MDI). MDI is an intellectual property holding company owned by the principals of the Company (see Note 5).

The Company is engaged in the research, development, and commercialization of medical devices. As of March 31, 2012, the Company is pursuing various available strategic alternatives to raise additional funds. The Company plans to continue the further development of its medical devices, which requires substantial capital for product development and marketing activities. The Company has not yet initiated marketing of a commercial medical device. Future development could require substantial additional investment prior to commercialization. The future success of the Company is dependent on its ability to make progress in the development of medical device candidates and, ultimately, upon its ability to attain future profitable operations through the successful manufacturing, distribution and marketing of those medical device candidates. There can be no assurance that the Company will be able to obtain the necessary financing to be able to successfully develop, manufacture, and market its products, or attain successful future operations. Accordingly, the Company's future success is uncertain.

In addition, uncertainty exists as to the Company's ability to protect its rights to intellectual properties and its proprietary information. There can also be no assurance that research and discoveries by others will not render some or all of the Company’s technology or IP and medical devices noncompetitive or obsolete, nor can there be any assurance that unforeseen problems will not develop with the Company's technologies or applications or that the Company will be able to successfully address technological challenges it encounters in its research and development programs. While the Company maintains insurance to cover the sale limits products, there is no assurance that it will be able to obtain or maintain such insurance on acceptable terms or with adequate coverage against potential liabilities in the future.

Basis of Presentation

The Company is a going concern development stage company and has focused its efforts to date on raising capital and research and development of medical devices. The Company continues to seek additional investments in order to research, develop and market a commercial medical device. The Company anticipates requiring additional investments during fiscal year 2013 in order to continue as a going concern. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history and has incurred losses from operations since its inception. These factors raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include adjustments that might result from this uncertainty.

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Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements

Note 1 - Summary of Significant Accounting Policies (continued)

Research and Development

Research and development costs include all direct costs related to the development of the Company's products, including salaries and related benefits of personnel and fees paid to consultants. Research and development costs are expensed as incurred.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

The Company has no unrecognized tax benefits at March 31, 2012 and 2011. The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense as incurred. All tax years since inception remain open for audit by taxing authorities.

Loss Per Share

In accordance with ASC 260, basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net income per common share is computed similarly to basic net income per share, except that the denominator is increased to include all potentially dilutive common shares, including outstanding options and warrants. Approximately 406,000 potentially dilutive common shares have been excluded from the diluted loss per common share computation for the year ended March 31, 2012 because such securities have an anti-dilutive effect on loss per share due to the Company's net loss.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates, assumptions and judgments are used. Estimates have been prepared on the basis of the most current and best information available as of each balance sheet date. As such, actual results could differ from those estimates.

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Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements

Note 2 - Debt

	March 31,
	2012	2011

Note payable (a)	$65,310	$-
Note payable (b)	150,000	-
Convertible note payable (c)	25,000	-
	240,310	-

Original debt discount	(50,000)	-
Amortization of debt discount	43,924	-
	$234,234	$-

(a)	At various times, an investor loaned a total of $65,310 to the Company. These loans have a stated interest rate of 10% and are due two (2) years from the date of the borrowing, ranging from April to June 2013.

(b)	In January 2012, the Company issued a promissory note and 60,000 shares of common stock for proceeds of $150,000. A debt discount of $50,000 was recorded associated with the common shares. The note matures on April 12, 2012.

The Company amortized $43,924 of the debt discount to interest expense at March 31, 2012. If the loan is not paid in full at maturity, the holder is entitled to an additional 60,000 common shares. The Company did not repay the loan at maturity and issued the additional 60,000 common shares. The loan is now due on demand.

(c)	On August 19, 2011, the Company issued a convertible promissory note for $25,000. The note bears interest at 48% per year for the first two (2) years and then 12% per year (or 1% per month), thereafter. The Company is scheduled to make six (6) monthly payments commencing in October 2013 through March 2014 with installments, including interest, of approximately $9,100, $9,200, $9,200, $9,200, $9,100 and $9,000.

The note is convertible into common shares at $1.49 per share at the option of the holder. The conversion price is subject to adjustment for stock splits and reverse stock splits only.

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Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements

Note 3 - Income Taxes

No provision for Federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.

The tax effect of temporary differences, primarily net operating loss carryforwards, give rise to a deferred tax asset. Deferred income taxes are recognized for the tax consequence of such temporary differences at the enacted tax rate expected to be in effect when the differences reverse. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

The components of the Company's deferred taxes at March 31, 2012 and 2011 are as follows:

	2012	2011
Net Operating Loss Carry Forwards	$94,100	$-
Accrued Interest	1,100	-
Less: Valuation Allowance	(95,200)	-
Deferred Tax Asset, net	$-	$-

The reconciliation between the income tax provision and the amount computed by applying the statutory

Federal tax rate to income taxes of continuing operations is as follows:

	2012	2011
Hong Kong Statutory Tax Rate	(16.5)%	(16.5)%
Change in Tax Rate Resulting from increase in valuation allowance	16.5	16.5

Effective Tax Rate	-%	-%

The Company has a net operating loss of approximately $570,000 carried forward to be utilized to offset income in future periods.

Note 4 - Stockholder's Equity

On July 31, 2010, 100 shares were issued to two founding shareholders and officers (50 shares each).

During the initial commencement of business, the Company issued 3,639,900 shares to various founders at various times. These shares were issued for no consideration.

During November 2011, the Company closed a private placement, issuing 300,000 common shares for total proceeds of $250,000 (or $0.8333 per share). In addition, the Company issued warrants to purchase an additional amount of shares for an additional investment of $250,000 at $0.8333 per share.

In January 2012, the Company issued 60,000 shares in connection with the issuance of a $150,000 promissory note. The Company allocated the proceeds using the previous sale price per share ($0.8333 per share) and recorded a debt discount of $50,000 ascribed to the shares.

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Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements

Note 4 - Stockholder's Equity (continued)

In March 2012, the Company closed a private placement and issued 55,381 common shares for total proceeds of $100,000 (or $1.8057 per share). In addition, the Company issued warrants to purchase an additional amount of shares for an additional investment of up to approximately $152,000 at $1.8057 per share.

All of the warrants issued by the Company are immediately vested and exercisable and have a term of two (2) years.

Note 5 - Related Parties

The Company has made payments to various shareholders who provide services to the Company as consultants. These payments relate to services for research, development and administration for the Company and its potential medical devices. These payments are made in accordance with agreements entered into with each consultant. The payments to each related party are as follows for the year ended March 31, 2012:

Consultant	Amount Paid
Glenn Foley	$98,138
Arthur Malvett	91,160
Glennart Consulting Group LLC	47,920
Rafael Andujar Barry Cantrell	43,120 25,190
Richard Riddle	23,250
Ryan Foley Edward Naderlinger	20,500 18,187
Vascular Newtech Holdings, SL	10,000

The Company was founded in Hong Kong on July 23, 2010 to establish a medical device operating entity for the production and distribution of device technology licensed by Medical Device International Ltd. (MDI). MDI is an intellectual property holding company owned by the principals of the Company. The Company has entered into a royalty agreement associated with licensing the technology with MDI. The agreement has no specified term and a minimum monthly payment of $5,000. The Company has paid $70,500 to MDI as of March 31, 2012.

Note 6 - Subsequent Events

Subsequent to March 31, 2012, the Company has received total proceeds of $815,000 from loans (totaling $75,000) and sales of common stock (totaling $740,000) as noted below:

On April 27, May 17 and June 29, 2012, the Company sold an aggregate of 99,684 shares at $1.80567 per share and received total proceeds of $50,000, $100,000 and $30,000, respectively.

On July 18, August 15, October 16 and November 14, 2012, the Company sold an aggregate of 117,480 shares at $3.49 per share and received total proceeds of $150,000, $120,000, $100,000 and $40,000, respectively.

On September 10 and October 1, 2012, the Company sold an aggregate of 46,012 shares at $3.26 per share and received total proceeds of $100,000 and $50,000, respectively.

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Life Care Medical Devices Limited

(A Development Stage Company)

Notes to the Financial Statements

Note 6 - Subsequent Events (continued)

On June 16 and August 2, 2012, the Company borrowed $50,000 and $25,000, respectively, from a lender. Each loan is due 3 months from the date of the loan and will only bear interest if the note is not repaid timely. If the notes are not repaid on the due dates, the stated interest rate is 10%. These loans have been repaid in full.

On December 20, 2012, the Company received total proceeds of $300,000 from the sale of 150,660 shares of common stock at $1.99 per share. In addition, the investors received warrants to purchase an equal number of shares of common stock at $3.00 per share. The warrants are exercisable through November 15, 2015. In addition, certain of the investors exchanged previously issued warrants and received new warrants to acquire 1.5 million shares of the Company’s common stock at $0.25 per share, and an additional 450,000 shares of the Company’s common stock at $0.50 per share. These additional warrants are exercisable through November 15, 2015.

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